UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2014

KiOR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Bay Park Road Pasadena, Texas		77507
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On August 31, 2014, Paul O’Connor, a member of the board of directors (the “Board”) of KiOR, Inc. (the “Company”) delivered a letter of resignation to the Company (the “Resignation Letter”) resigning from the Board, effective immediately. Mr. O’Connor delivered the Resignation Letter following a discussion with two members of the Board who, at the direction of the full Board, requested that Mr. O’Connor resign. The circumstances underlying the Board’s request that Mr. O’Connor resign are described in further detail below. At the time of his resignation, Mr. O’Connor did not serve on any committees of the Board.

Prior to Mr. O’Connor’s resignation, the Board asked the Company’s outside counsel to review Mr. O’Connor’s conduct (the “Outside Counsel Review”). The matters reviewed by counsel in connection with the Outside Counsel Review included (i) an instance in which Mr. O’Connor withheld a third party technology report, paid for by the Company, from the Board and management, (ii) an instance of unauthorized communications with persons during the course of the Outside Counsel Review and (iii) the possibility that Mr. O’Connor failed to comply with the Company’s insider trading policy.

The Board (other than Mr. O’Connor) met to discuss the results of the Outside Counsel Review and, pursuant to that discussion, unanimously agreed to ask Mr. O’Connor to resign from the Board.

In his Resignation Letter, Mr. O’Connor outlines a number of matters, unrelated to the Outside Counsel Review and the request by the Board for Mr. O’Connor to resign, including his concerns about the performance of KiOR’s management team and KiOR’s technology. A copy of the Resignation Letter and related exhibits is attached hereto as Exhibit 17.1 to this Current Report on Form 8-K (this “Form 8-K”). All descriptions of the contents of the Resignation Letter set forth in this Form 8-K are qualified in their entirety by reference to the full text of the Resignation Letter.

The Company and the Board have reviewed the Resignation Letter and concluded that: (i) none of the issues raised in the Resignation Letter were part of the basis for the Board’s request for Mr. O’Connor to resign, (ii) each of the substantive matters raised in the Resignation Letter were previously raised, investigated and considered by the Company’s special independent board committee focused on reviewing the company’s operations and (iii) the general substance of the issues addressed in Mr. O’Connor’s Resignation Letter do not require additional action by the Board at this time. In addition, as a summary matter, Company management disagrees with the claims made by Mr. O’Connor in the Resignation Letter and Mr. O’Connor’s characterizations of certain facts and his general conclusions.

The Company intends to continue to vigorously respond to allegations by Mr. O’Connor that it considers to be false, misleading or inappropriate and is currently considering all of its options, including the possibility of legal action against Mr. O’Connor.

The Company has provided Mr. O’Connor with a copy of the disclosures it is making in response to this Item 5.02 no later than the date of filing of this Form 8-K with the Securities and Exchange Commission. The Company will provide Mr. O’Connor with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether Mr. O’Connor agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree. The Company will file any such letter received from Mr. O’Connor with the Securities and Exchange Commission as an exhibit by amendment to this Form 8-K within two business days after receipt by the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

17.1†	Resignation letter of Paul O’Connor, dated August 31, 2014.

† Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, Inc.

By:	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

Date: September 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

17.1†	Resignation letter of Paul O’Connor, dated August 31, 2014.

† Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.